EXHIBIT 31.1

CERTIFICATION

I, Wenjian Liu, certify that:

1.          I have reviewed this Annual Report on Form 10-K/A of Western Lucrative Enterprises, Inc.;

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

 Dated: April 24, 2018

Western Lucrative Enterprises, Inc.

By: /s/ Wenjian Liu

Name: Wenjian Liu

Title: Chief Executive Officer